BERNARD, LEE & EDWARDS SECURITIES, INC

NASD,SIPC


NON-BRANCH OFFICE AND INDEPENDENT CONTRACTORS AGRREMENT

This aggreement is made as of February 15, 1999, by and between Bernard, Lee & Edwards Securities, Inc. ("Principal") 1016 Shore Acres Drive, Leesburg, FL 34748 and Michael B. Aspler,d/ba MBA Statagies, Inc. ("Agent") 43 East Barclay Street, Hicksville, NY 11801.

WITNESSETH

	Whereas, Principal operates or is otherwise owner of a licensed and registered securities firm and is capable of providing trading, compliance, registration and operations services; and

	Whereas, Agent desires to form an Independent Contractor relationship with Principal of a Non-branch office located at 43 East Barclay Street, Hicksville, NY 11801.

	Now, therefore, Principal and Agent agree as follows:

ARTICLE I

PRINCIPAL'S DUTIES

1.1 Principal agrees to provide Agent with reasonable trading, compliance, registration and operation services necessary to carry on the business of stock and securities brokers.

1.2 The Agent agrees not to open any additional offices without prior mutual consent with the Principal and NASD notification. Both parties agree that a Non-Branch agreement will be needed for each additional Non-Branch managed by agent for Principal.

ARTICLE II

STATUS OF THE PARTIES:

2.1 In performing any of the services under this Agreement or for the purpose of this Agreement, Agent shall operate as an independent contractor, maintaining its own personal and individual business as a distinct and separate legal entity from the Principal. Performance hereunder shall be subject entirely to the internal discretion and control of Agent in compliance with all NASD, SEC and ""Blue Sky" rules and regulation. Nothing in this Agreement shall be deemed to create or constitute a partnership or joint venture between Principal and Agent.

2.2 It is understood that upon commencement of operations, Agent will have employed a Registered Principal (GSP-24) or Principals in the amount necessary to meet NASD supervisory requirements, and said principals will be employed at Agent's place of business.

2.3 Agent's general duty in return for commissions paid is to supervise the securities business activities of Representatives that the Agent employs or Sub-Agents, to ensure compliance with all laws, rules and regulations and to be financially responsible for all charges and settlements awarded or incurred by Representative under Agent's supervision.

2.4 Specifically, in support of the Representatives associated with Agent's supervision, Agent assumes the following duties to them:

a. To provide each with marketing and product information and training as is appropriate to enable them to professionally serve their clients;

b. To be the liaison between them and the Principal;

c. To report client complaints to Principal, and:

d. To supervise and effect all policies, procedures and requirements as outlined an the Principal's "Written Supervisory Procedures".

2.5 Agent is free to exercise its own judgement, bearing in mind State and Federal regulations and Blue Sky Laws, as to the persons or entities from whom it will solicit orders regarding sale and/or purchase of stock and securities and the time and place of solicitation. However, the authority of the agent under this agreement shall not extend to or affect the general practices and policies of the Principal.

2.6 Agent agrees that all securities transactions effected by the Agent will be executed solely by Principal or its designees at all times and that all orders will be entered at the trading desk so designated by Principal.


ARTICLE III

AGENT'S EXPENSES

3.1 All expenses for travel, entertainment, office, clerical, maintenance and general selling expenses that may be incurred by Agent in connection with this agreement will be borne wholly by Agent and in no case shall Principal be responsible or liable thereof.

3.2 Agent further agrees that any and all expenses which may be incurred in the performance of duties assumed under this Agreement are the sole responsibility of Agent and the Principal has no responsibility, expressed or implied, to reimburse Agent for any expense incurred hereunder. Additionally, Agent shall be responsible for all expenses including, but not limited to salaries, wages, and payroll taxes, other taxes and account items incurred while performing its duties and services required hereunder. Agent will be required to provide proof of payment upon request of Principal for any and all items expressed herein.

3.3 Agent shall be responsible for any moneys owed to Principal pertaining to the securities business and arising out of, but not limited to:

a. unsecured debit balances in client accounts,

b. error accounts,

c. expenses paid or advanced by Principal on behalf of Agent,

d. obligations incurred on behalf of Agent, Agent's employees or Sub-Agents by Principal, and/or all expenses incurred by Agent's employees or Sub-Agents. Principal shall, in its sole discretion and without notice to Agent, have the right to set-off and apply the net remittance payable and such other assets or funds of Agent in its possession, custody or control, or any of its affiliates, in whole or in part, (in such order as Principal may elect), any amounts owed, as mentioned. Principal's rights to offset are in addition to all other rights and remedies available to Principal pursuant to this Agreement otherwise.

3.4 Agent shall be responsible for all clearing charges and fees associated with the execution of securities transactions for Agent's clients, for the maintenance of those accounts, as billed to Principal by Principal's Clearing Agent, not off-set against the commissions of Agent

3.5 Agent shall be responsible for the cost of all forms, supplies, electronic services and any other services necessary to operate its office.

3.6 Agent is responsible for the payment of all state agent license fees, testing and continuing education fees, CRD fees, and any other fees and expenses related to the operation of its business. Principal will be responsible for a payment of annual NASD broker/dealer state fees for existing states in which Principal is registered at the time of execution of the Agreement. If Agent wishes to register in a state or states in which Principal is not registered, the payment of the registration fees will be negotiated based on anticipated production by Agent.

3.7 Principal will require Agent to deposit $20,000 with Principal upon execution of this agreement. The deposit is refundable to Agent upon termination of the agreement. The deposit is subject to deductions for unpaid balances and/or expenses due to the Principal. For good cause, Principal has the right to require Agent to deposit funds related to other matters involving the way Agent is conducting its business. If deposits are required and are not submitted in a timely manner. Principal has the right to terminate this Agreement upon ten (10) days notice to Agent. Deposits will be used to pay expenses incurred and not paid by Agent, and any remaining balances after deduction of any expenses shall be returned to Agent at the time of termination of this Agreement.

ARTICLE IV

COMPENSATION

4.1 During the term of this Agreement, Principal agrees to pay Agent, and Agent agrees to accept, as full compensation for all the services and duties performed under this Agreement, commissions generated by Agent. The percentage payout of commissions generated are as follows:

For a period of forty-five (45) days from the execution date of this Agreement, Principal will receive 10% of the gross commissions generated by Agent. After the 45 day period, Principal will receive 15% of Agent's gross commissions if said gross commission is $5,000 or less. If the Agent's monthly gross commissions are more than $5,000, then Principal will receive 10% of said gross commissions. Agent will receive the balance of commissions less ticket charges, and other expenses resulting from Agent's business.

	Other fees and compensation, other than commissions, involving investing banking is as follows:
1. Commissions: same as above.

2. Principal will pay Agent 50% of any security type compensation such as warrants for projects submitted by the Agent

3. Non-accountable expenses involving underwritings submitted by Agent will be shared on a 50/50 basis after deductions of Principal's legal and/or other cost related to said underwritings.

4.2 Agent will compensate Thomas La Rossa, president and director of compliance and trading of Principal the greater of 5% of gross commissions generated by Agent with a minimum of $2,500 per month, payable as designated by the president.

ARTICLE V

AMOUNTS DUE AGENT & PAYMENT

5.1 Principal will pay to the Agent on or about the 20th of the month for the prior month's commissions. Should the 20th of the month fall on a Saturday, payment will be made on the preceeding Friday. If the 20th falls on a Sunday, payment will be made on the Monday thereafter.

5.2 In the event Principal does not receive the commissions or other compensation due to the Agent from its Clearing Agent or from the person or entity owing the commissions or compensation to Principal for the trades and/or transactions consummated by Agent, the Agent agrees that Principal shall not be responsible for any such commission, compensation or bonuses contemplated herein.

5.3 The Agent is responsible for 100% of all trading losses resulting from its transactions.

5.4 SUB-AGENTS

This Agreement shall not restrict Agent's power to appoint, hire, discharge and pay suitable and desirable employees and Sub-Agents, but the parties expressly agree that any such appointments or hiring shall be at the Agent's own risk and Agent shall be liable for any expense and supervision incurred pursuant thereto, employee salaries or other expense and Agent agrees that all such employees or Sub-Agents shall be subordinate to Agent, subject to all rules, restrictions and regulations set forth in this Agreement and all rules and regulations of the securities industry which are applicable to Agent. However, any restrictions on employees or Sub-Agents by Agent must be provided to Principal's office


5.5 Principal may, at any time offset against commissions or overrides due or to become due to Agent or anyone claiming through it, any debt due from Agent or its employees or Sub-Agents to Principal.

ARTICLE VI

DURATION

6.1 This Agreement shall be deemed to have commenced on February 15, 1999 and will continue in effect until February 14, 2000, unless terminated as provided for in this Agreement. Unless either party has given written notice to the other at their principal place of business not less than 10 days prior to the expiration of the term as set forth in Article VI of a decision not to extend the term, then this Agreement shall automatically be extended, subject to termination as provided in this Agreement, for an additional one (1) year term.

ARTICLEVII

TERMINATION

7.1 In the event of a default as provided in this agreement, may during the initial term or any extended term, the parties agree that if Agent is in default and Principal is not, and such default shall continue for a period of three (3)consecutive business days, the Principal may terminate this Agreement without prejudicing its rights and remedies hereunder. Said termination shall be effective upon the date of receipt of notice by the defaulting Agent.

7.2 During the initial term of this Agreement, this Agreement is non-callable and may not be terminated except for violations of the terms herein.

7.3 During the extended term of this Agreement, if there be any, Principal may cancel this Agreement upon giving ten (10) days prior written notice to Agent, if Agent violates any of the terms of this Agreement.

ARTICLE VIII

DEFAULT

8.1 The occurrence of any of the following events shall be deemed to be, and shall be treated as, a default under this Agreement and just cause for termination.

8.2 Breach or failure by Agent, in the observance or performance of any term, covenant or agreement contained in this Agreement and such breach of failure continues, unresolved or uncorrected for a period of thirty (30) days after written notice thereof specifying such breach and requiring it to be remedied, shall have been given to the breaching party by the other party.

8.3 Principal may terminate this Agreement without notice for fraud or misconduct on the part of Agent, or its employees, failure to comply with the applicable securities laws of any applicable States or with the regulations of the NASD or SEC on both a State and Federal level or any other governing body.

8.4 Agent becomes insolvent, makes any assignment for the benefit of creditors; calls a meeting of creditors; offers a composition of extension to creditors; suspends payments; consents to or suffers the appointment of a receiver, trustee, committee of creditors or a liquidating agent; files a petition or answer in bankruptcy or seeks a reorganization, arrangement or readjustment of its debts or its dissolution or liquidation or for any other relief under bankruptcy or insolvency law.

8.5 Agent has filed or had commenced against him an involuntary petition in bankruptcy or seeking reorganization, arrangement or readjustment of its debts or for any other relief under bankruptcy or insolvency law, or has entered against him any judgement or decree for its dissolution which remains undismissed or undischarged or unbonded for a period of thirty (30) days.

8.6 If Principal shall be entitled to cancel or terminate this Agreement with just cause, Agent shall be obligated to pay, individually, all incidental and consequential damages Principal may sustain by reason of Agent's default including, without limitation, all legal fees and other expenses incurred by Principal.

ARTICLE IX

USE OF PRINCIPAL'S NAME

9.1 Principal has consented and agrees to the use of Principal's name and service marks in Agent's business and activities during the initial term or any extended term of this Agreement. Agent shall at any time, upon the request of the Principal, or upon termination of this Agreement, cease using Principal's name and/or service marks and shall state that is no longer an Agent of Principal.

9.2 Agent may display the name of Principal on the directory of the building in
which Agent is conducting business.   Additionally, Principal's name may also
be conspicuously displayed on or near the entrance of the Agent's office, in the reception room of the Agent's office, or on a proposed sign or writing, inform and substance satisfactory to Principal and shall state that it is an Agent of Principal and a non-branch office. Agent must display in a conspicuous place a SIPC SIGN INDICATING THE Principal is a member of SIPC.

9.3 Principal warrants and represents that there are no judgements or liens against it, that it has complied with all Federal, State and Local laws so as to permit Agent to carry on the business as set forth herein.

9.4 Agent agrees to conform to all guidelines, in every particular , as set forth by Principal with regards to the printing of stationery, envelopes, business cards and any other printed material carrying the name and/or trademark of Principal. Principal will provide to Agent all artwork at cost. Agent further agrees that the printing or manufacturing of all signs, postage, decals or to the materials will be subject to the prior approval of Principal.

9.5 Agent agrees that all radio, television, newspaper, magazine and, in general, all forms of media advertising will be submitted to Principal and NASD for approval at least ten (10) business days prior to public release.

ARTICLE X

CONTRACTING ON BEHALF OF PRINCIPAL

10.1 Agent agrees that it shall not, nor permit any employees, to commit Principal to the acceptance of any contract or agreement, verbal or otherwise, without prior authorization of the principal in writing, and agrees to indemnify and hold harmless Principal in the event any such authorized contact or agreements entered into.

ARTICLE XI

GENERAL DUTIES OF AGENT

11.1 Agent shall exclusively for Principal in the sale and transfer of stock and securities. Agent shall be governed strictly by all rules, regulations and instructions as set forth by the regulatory agencies in the securities business and with the policies and procedures of Principal. Agent shall, at all times, conduct its operation honestly and in the best interest of the Principal.

11.2 Agent must have Principal review and approve any best efforts, private placements or I.P.O.'s being offered by Agent. Agent will not participate in any outside offerings without written approval from the Principal.

11.3 Being that the NASD is proposing that unregistered "Cold callers" will no longer be allowed to contact investors on behalf of member firms, no "cold callers" shall be employed by Agent.

11.4 Agent does have right to employ "Account Openers" to represent licensed "Sub-Agents, and upon initial contact with prospects this must be stated.

a. "Account Openers" are subject to terms and conditions of Section 5.4 of this Agreement.

ARTICLE XII

RECEIPT OF FUNDS BY AGENT

12.1 Agent shall treat all money or securities received on behalf of Principal in the capacity of trustee; under no circumstances shall Agent make any personal or other use of them, but will immediately forward them to Principal's Clearing Agent. Agent will render full and true accounts at such time as Principal may prescribe. At no time shall customer funds or securities remain overnight at Agent's office.

12.2 Agent shall not be entitled to any remuneration for services of a kind rendered to Principal except as enumerated herein. Principal may offset any claims made by Agent against it by any dept due by Agent to Principal.

12.3 All moneys or items of value received or collected by Principal under this Agreement are property of Principal. These funds shall not be intermingled with personal funds or used for any other purpose whatsoever. All moneys received or collected for Principal under this agreement must be made payable to Principal unless otherwise notified by Principal.

12.4 Agent shall be liable to Principal for loss by accident , theft, or otherwise, of any money or items of value belonging to Principal, coming into its control or the control of its employees.

12.5 Agent is not authorized and shall not open any accounts, banking or otherwise in the name of Principal.

ARTICLE XIII

NON-ASSIGNMENT

13.1 This Agreement is unique in nature and based upon the Agent's reputation and integrity and is therefore, not transferable. No rights or interest arising therefrom shall be subject to assignments except with written consent of the Principal.

ARTICLE XIV

INDEMNIFICATION

14.1 Agent agrees, to indemnify Principal from and against any and all loss, damages, claims, suits or actions at law, or otherwise; judgements and costs that shall arise from, or grow out of any injury to persons (including Agent or Agent's employees) or property (including property of Principal, Agent or Agent's employees) caused by or resulting from the acts of Agent, or the conduct of Principal's or Agent's business at Agent's place of business, and with respect to which Principal at time of such injury shall not have enforce insurance expressly covering loss arising out of such injury.

14.2 Agent shall indemnify Principal from all claims, demands, and cost arising from Agent's performance of its duties under this Agreement caused by the negligence of Agent or its employees.

14.3 Agent shall indemnify Principal against any loss of money, securities and other personal property, including that which Principal may be legally responsible to others, sustained by Principal by reason of any act of fraud, dishonesty, forgery, embezzlement, violation of rules and regulations of all governing bodies, or willful misapplication by Agent or its employees, while performing the duties enumerated herein.

14.4 Agent shall operate with a separate Tax Identification Number. Agent shall make and file all reports (if applicable) and returns required by any Federal or State statute or regulation or hereafter enforced pertaining to the withholding of taxes, unemployment insurance, social security, pensions or annuities, and shall pay all taxes, contribution, interest or penalties thereunder in connection with the remuneration paid by Agent to employees of Agent or others. Agent assumes full responsibility and exclusive liability thereof.

14.5 Agent shall indemnify Principal for all costs resulting from unauthorized transactions by Agent.

14.6 Agent agrees to indemnify and save harmless Principal or any Principal affiliated or subsidiary company from all claims, demands, penalties, suits or actions, and from any and all loss and expenses in connection therewith for:

a. Damages to persons or property.

b. Personal injury and/or death which may be suffered or sustained by any third party.

c. Any claims against or loss or liability of Principal or any such company for any cause arising out of, or resulting from, the default in performance of, or in the negligent performance of Agent's or Principal's execution of an obligation under this agreement. This and its provisions shall survive the termination of this Agreement.

d. Agent for and in consideration of Agent leasing office space located at 43 East Barclay Street, Hicksville, NY 11801 for its use agrees to indemnify, reimburse and hold harmless Principal from any and all liabilities arising from the lease of the space referred to herein and including, but not limited to rent, operating expenses, common are maintenance fees, taxes and any other liabilities including personal injury claims. Agent agrees to pay all rental payments as scheduled and to make all other required payments under the lease on a timely basis. This indemnity agreement shall include all costs and attorney's fees incurred by Principal as a result of any claims asserted against Principal relating to the use or occupation of these leased premises.

ARTICLE XV

AGENT'S AUTHORITY

15.1 Whatever authority may be deemed to be granted to Agent pursuant to this Agreement by the Principal is subject to revocation at any time by the Principal without notice provided default has occurred as set forth herein and Agent has had thirty (30) days to cure.

ARTICLE XVI

APPLICABLE LAW

16.1 The validity and interpretation of this Agreement and each clause and part thereof shall be governed by , and construed in accordance with the laws and regulations then prevailing in the State of Florida.

16.2 The place of execution of this contract shall be deemed to have taken place in the State of Florida.

ARTICLE XVII

CONSENTS

17.1 Any consent required under this Agreement shall not be unreasonably withheld.

ARTICLE XVIII

ENTIRE AGREEMENT

18.1 This Agreement is the entire Agreement of the parties and shall supersede any previously executed agreements between the parties relating to the subject matter hereof. Any amendments to this Agreement must be in writing and signed by the authorized representative of each party.

18.2 No provision of this Agreement may be waived except by agreement in writing signed by the waiving party.

18.3 Throughout this Agreement the singular shall include plural, the plural shall include the singular, masculine and the neuter shall include the feminine, whatsoever the content so requires.

ARTICLE XIX

CONTROVERSIES

19.1 Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association and/or the National Association of Securities Dealers, Inc., and judgements upon any award rendered may be entered in any court having jurisdiction thereof.

ARTICLE XX

SEVERABILITY

20.1 If any provisions of this Agreement are declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. Such remaining provisions shall be fully severable and this Agreement shall be construed and enforced as if such invalid provision had never been inserted in the Agreement.

ARTICLE XXI

VALIDITY OF AGREEMENT

21.1 This Agreement shall not be valid and binding to the parties hereto until fully executed by all of the parties hereto and none of the parties hereto may reasonably rely on any of the promised performance herein until this Agreement is fully executed by all the parties hereto.